                                  EXHIBIT 21.01
                              SUBSIDIARIES OF GREY
                              (as of March 1, 1996)

Name                                               Jurisdiction of Organization
----                                               ----------------------------
Alonso y Asociados S.A.                                   Mexico

AS Grey Oy                                                Finland

Beaumont-Bennett Inc.                                     New York

CR & Grey Advertising Pte. Ltd.                           Singapore

CSS & Grey                                                Cyprus

Cenajans Grey Reklamcilik A.S.                            Turkey

Creative Collaboration Grey S.A.                          Switzerland

Crescendo Productions Inc.                                New York

Dialogic S.A.                                             Belgium

Dorland & Grey S.A.                                       Belgium

Dorland & Grey S.A.                                       France

Esfera Grey, S.A.                                         Columbia

Fischer-Grey, C.A.                                        Venezuela

FOVA Inc.                                                 Delaware

G2 Advertising Inc.                                       California

GCG Norge A/S                                             Norway

GCG Scandinavia A/S                                       Denmark

GCI Group Inc.                                            New York

GEM F&C Inc.                                              California

Great Productions Inc.                                    Delaware

Great Spot Films Ltd.                                     Delaware

Grey Advertising (Hong Kong) Ltd.                         Hong Kong

Grey Advertising (NSW) Pty. Limited                       Australia

                                  EXHIBIT 21.01
                              SUBSIDIARIES OF GREY
                              (as of March 1, 1996)

Name                                                               Jurisdiction of Organization
----                                                               ----------------------------
Grey Advertising (New Zealand) Ltd.                                       New Zealand

Grey Advertising de Venezuela, C.A.                                       Venezuela

Grey Advertising (Victoria) Pty. Ltd.                                     Australia

Grey Advertising Inc.                                                     Maryland

Grey Advertising Ltd.                                                     Canada

Grey Argentina S.A.C. y de P.                                             Argentina

Grey Athens Advertising S.A.                                              Greece

Grey Australia Pty. Limited                                               Australia

Grey Austria GmbH                                                         Austria

Grey Chile S.A.                                                           Chile

Grey Communications Group A/S                                             Denmark

Grey Communications Group B.V.                                            The Netherlands

Grey Communications Group Ltd.                                            United Kingdom

Grey-Daiko Advertising, Inc.                                              Japan

Grey Denmark A/S                                                          Denmark

Grey Diciembre S.A.                                                       Uruguay

Grey Direct Inc.                                                          Delaware

Grey Direct International GmbH                                            Germany

Grey Directory Marketing Inc.                                             Delaware

Grey Dusseldorf GmbH  Co. Kommanditgesellschaft                           Germany

Grey Entertainment Inc.                                                   New York

Grey Espana S.A.                                                          Spain

Grey GMBH                                                                 Germany

                                EXHIBIT 21.01
                             SUBSIDIARIES OF GREY
                            (as of March 1, 1996)

Name                                                               Jurisdiction of Organization
----                                                               ----------------------------
Grey Holding S.A.                                                         Belgium

Grey Holdings A.B.                                                        Sweden

Grey Holding GMBH                                                         Germany

Grey Holdings Pty. Ltd.                                                   South Africa

Grey IFC Inc.                                                             Delaware

Grey India Inc.                                                           Delaware

Grey Advertising (Malaysia) Sdn. Bhd.                                     Malaysia

Grey Media Connections Inc.                                               New York

Grey Mexico, S.A. de C.V.                                                 Mexico

Grey Peru S.A.                                                            Peru

Grey Strategic Marketing Inc.                                             Delaware

Grey Thailand Co. Ltd.                                                    Thailand

Greycom SARL                                                              France

Gross Townsend Frank Hoffman Inc.                                         New York

Hwa Wei & Grey Advertising Co. Ltd.                                       Taiwan

Indigo Entertainment Inc.                                                 Delaware

Local Marketing Corporation                                               Ohio

Milano e Grey S.p.A.                                                      Italy

National Research Foundation for

   Business Statistics, Inc.                                              New York

Principal Communications Inc.                                             Delaware

Preferred Professionals Inc.                                              New York

Rigel Limited                                                             Cayman Islands

                                  EXHIBIT 21.01
                              SUBSIDIARIES OF GREY
                              (as of March 1, 1996)

Name                                                               Jurisdiction of Organization
----                                                               ----------------------------
SEK & Grey Ltd.                                                           Finland

The Tape Center Inc.                                                      Delaware

300 East 42nd Street Promotions, Inc.                                     New York

Trace, S.A.                                                               Spain

Triple Seven Concepts Inc.                                                Delaware

Visual Communications Group Inc.                                          New York

W&L/Dialog Grey AG                                                        Switzerland

West Indies & Grey Advertising Inc.                                       Puerto Rico

Z&G Grey Comunicacao Ltda.                                                Brazil